Exhibit 10.2

EXHIBIT C

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY, dated as of June 1, 2012 (this “Guaranty”), made by each of the undersigned direct and indirect Subsidiaries of the Company (as defined below) (together with any other entities that may become a party hereto as provided herein, individually and collectively, the “Guarantors”, and together with the Company, the “Debtors”), in favor of the Holders (including such Holders’ successors, transferees and assigns, the “Holders”) signatory to the Exchange Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Exchange Agreement (“Exchange Agreement”) dated on or about the date hereof by and between Fibrocell Science, Inc., a Delaware corporation (the “Company”), and the Holders, the Company has agreed to issue to the Holders, and the Holders have agreed to accept from the Company in exchange for its 12.5% Promissory Notes, the Company’s 12.5% Convertible Notes (the “Notes”), subject to the terms and conditions set forth therein;

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Company, and as a condition to the transactions contemplated by the Exchange Agreement, and in order to induce the Holders to enter into and consummate the transactions contemplated by the Exchange Agreement (including without limitation exchanging for the Notes), the Company has agreed that the Guarantors would guaranty the Company’s obligations under the Notes, Exchange Agreement and other Transaction Documents in accordance with the terms set forth in this Guaranty, the Notes, the Exchange Agreement and other Transaction Documents; and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Notes;

NOW, THEREFORE, in consideration of the premises and to induce the Holders to enter into the Exchange Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Holders as follows:

1. Definitions. Unless otherwise defined herein, initially capitalized terms defined in the Exchange Agreement and used herein shall have the meanings given to them in the Exchange Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section and Schedule references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guaranty” means this Subsidiary Guaranty, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Holders in enforcing any of such Obligations and/or this Guaranty, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, of any Debtor to the Holders, including without limitation all obligations under the Exchange Agreement, the Notes, the Warrants, this Guaranty and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Holders as a preference, fraudulent transfer or otherwise, as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include without limitation: (i) principal of, and interest on, the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with the Exchange Agreement, the Notes, the Warrants, this Guaranty and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

2. Guaranty.

(a) Guaranty.

(i) The Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guaranty to the Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Guarantors’ liability under this Guaranty shall be unlimited, open and continuous for so long as this Guaranty remains in force.

(ii) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution set forth in Section 2(b)).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Holders hereunder.

(iv) The guaranty contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guaranty contained in this Section 2 shall have been satisfied by payment in full.

(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Holders from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

(vi) Notwithstanding anything to the contrary in this Guaranty, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Holders whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.

(b) Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Holders, and each Guarantor shall remain liable to the Holders for the full amount guaranteed by such Guarantor hereunder.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Holders, no Guarantor shall be entitled to be subrogated to any of the rights of the Holders against the Company or any other Guarantor or any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations have not been paid in full, such amount shall be held by such Guarantor in trust for the Holders, segregated from other funds of such Guarantor, and shall, promptly following receipt by such Guarantor, be turned over to the Holders in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine.

(d) Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Holders may be rescinded by the Holders and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Holders, and the Exchange Agreement, the Notes and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Holders may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Holders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

(e) Guaranty Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Holders upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor waives, to the fullest extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional guaranty of payment of the Obligations without regard to (a) the validity or enforceability of the Exchange Agreement, the Notes or any other Transaction Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Holders, (b) any defense, set-off or counterclaim (other than a defense of payment and performance in full of the Obligations) which may at any time be available to or be asserted by the Company or any other Person against the Holders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guaranty contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Holders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Holders to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Holders against any Guarantor. For the purposes hereof, “demand” shall include without limitation the commencement and continuance of any legal proceedings.

(f) Reinstatement. The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Holders without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Exchange Agreement.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to the Holders as of the date hereof:

(a) Organization and Qualification. The Guarantor is an entity, duly organized, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Exchange Agreement. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor, or (z) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Guarantor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guaranty by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Guarantor. This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

(c) No Conflicts. The execution, delivery and performance of this Guaranty by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii) such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guaranty.

(e) Exchange Agreement. The representations and warranties of the Company set forth in the Exchange Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to the Exchange Agreement, and the Holders shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

(f) Company’s Request. This Guaranty is executed at the Company’s request and not at the request of the Holders.

(g) Obtaining Company Information. The Guarantor has established adequate means of obtaining from the Company on a continuing basis information regarding the Company’s financial condition.

4. Covenants.

(a) Actions. Each Guarantor covenants and agrees with the Holders that, from and after the date of this Guaranty until the Obligations shall have been paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

(b) Insurance. So long as any Notes remain outstanding, each Guarantor shall have in full force and effect (a) insurance reasonably believed by such Guarantor to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as such Guarantor to insure.

(c) Compliance with Laws. So long as any Notes remain outstanding, each Guarantor will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

(d) Corporate Existence; Merger and Consolidation. So long as any Notes remain outstanding, each Guarantor shall maintain its corporate existence. Each Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, except to the same extent that the Company is so permitted, and in accordance with the same provisions applicable to the Company, in the Exchange Agreement or the Notes (with the assumption of obligations applying to the assumption of the obligations under this Guaranty).

(e) Taxes. Each Guarantor shall pay, and shall cause each of its subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to such Guarantor or the Holders.

(f) Stay, Extension and Usury Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Guaranty; and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any right herein granted to the Holders, but shall suffer and permit the execution of every such right as though no such law has been enacted.

(g) Negative Covenants. So long as any of the Obligations are outstanding, unless Holders holding at least a majority-in-interest of the aggregate principal amount of the then outstanding Notes shall otherwise consent in writing, each Guarantor will not directly or indirectly on or after the date of this Guaranty:

i. other than Permitted Indebtedness (as defined in the Notes), enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guaranty, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ii. other than Permitted Liens (as defined in the Notes), enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

iii. amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders hereunder;

iv. repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

v. repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than regularly scheduled principal and interest payments as such terms are in effect as of the date hereof (subject to clause (vi) below);

vi. repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness to any current or former employees, officers or directors of such Guarantor or Company or such current or former employees’, officers’ or directors’ affiliates, including without limitation any loans from or management fees payable to any of the foregoing;

vii. pay cash dividends or distributions on any equity securities of such Guarantor;

viii. enter into any transaction with any Affiliate of such Guarantor, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

ix. enter into any agreement with respect to any of the foregoing;

provided, however, that no Guarantor shall be prohibited from undertaking any of the actions described above that the Company is permitted to undertake pursuant to the terms of the Exchange Agreement, Notes and any and all other agreements or other documents entered into in connection with the financings contemplated by the Exchange Agreement.

5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in writing by Holders holding a majority-in-interest of the principal amount of Notes then outstanding.

(b) Notices. All notices, requests and demands to or upon the Holders or any Guarantor hereunder shall be effected in the manner provided for in the Exchange Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

(c) No Waiver by Course of Conduct; Cumulative Remedies. The Holders shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Holders any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holders would otherwise have on any future occasion. The rights and remedies provided herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d) Enforcement Expenses; Indemnification.

(i) Each Guarantor agrees to pay, or reimburse the Holders for, all costs and expenses incurred in collecting against such Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Guaranty and the other Transaction Documents to which such Guarantor is a party, including without limitation the reasonable fees and disbursements of counsel to the Holders.

(ii) Each Guarantor agrees to pay, and to save the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty.

(iii) Each Guarantor agrees to pay, and to save the Holders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Company would be required to do so pursuant to the Exchange Agreement.

(iv) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Exchange Agreement, the Notes and the other Transaction Documents.

(e) Successor and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Holders and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Holders.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes the Holders at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Holders to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Holders may elect, against and on account of the obligations and liabilities of such Guarantor to the Holders hereunder and claims of every nature and description of the Holders against such Guarantor, in any currency, whether arising hereunder, under the Exchange Agreement, any other Transaction Document or otherwise, as the Holders may elect, whether or not the Holders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Holders shall notify such Guarantor promptly of any such set-off and the application made by the Holders of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holders under this Section are in addition to other rights and remedies (including without limitation other rights of set-off) which the Holders may have.

(g) Counterparts. This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by fax or PDF), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) Integration. This Guaranty and the other Transaction Documents represent the agreement of the Guarantors and the Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Holders relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k) Governing Law. This Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the state of New York without regard to any principles of conflicts of laws.

(l) Submission to Jurisdictional; Waiver. Each Guarantor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Guaranty and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, located in New York County, New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Schedule 1 below or at such other address of which the Holders shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m) Acknowledgements. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Transaction Documents to which it is a party;

(ii) the Holders have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Holders.

(n) Release of Guarantors. Subject to Section 2, each Guarantor will be released from all liability hereunder concurrently with the repayment in full of all amounts owed under the Notes.

(o) Waiver of Jury Trial. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE HOLDERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

FIBROCELL TECHNOLOGIES, INC., a Delaware corporation

By:

Name:

Title:

DISCLOSURE SCHEDULES

Schedule 1

Guarantors

The following are the names, notice addresses, jurisdiction of organization and percentage ownership of each Guarantor.

NAME	ADDRESS FOR NOTICE	JURISDICTION OF INCORPORATION	PERCENTAGE OWNED BY COMPANY
Fibrocell Technologies, Inc.	405 Eagleview Boulevard Exton, Pennsylvania 19341	Delaware	100%